Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker): iShares iBonds Dec 2023 Term Muni Bond ETF (IMUN23)
iShares Short-Term National Muni Bond ETF (NAT0-5) iShares National Muni Bond ETF (ISHMUNI)
BlackRock New York Municipal Income Trust II (BFY)
BlackRock New York Municipal Income Trust (BNY)
BlackRock New York Municipal Bond Trust (BQH)
BlackRock New York Municipal Opportunities Fund of BlackRock Multi-State Mu (BR-NYMO)
BlackRock New York Municipal Income Quality Trust (BSE) BlackRock MuniHoldings New York Quality Fund, Inc. (MHN) BlackRock MuniYield New York Quality Fund, Inc. (MYN) BlackRock Muni Intermediate Duration Fund, Inc. (MUI) BlackRock Municipal Income Investment Quality Trust (BAF) BlackRock Allocation Target Shares : Series E Portfolio (BATSE)
BlackRock Municipal Income Investment Trust (BBF)
BlackRock Strategic Municipal Trust (BSD)
BlackRock Long-Term Municipal Advantage Trust (BTA) BlackRock MuniYield Investment Quality Fund (MFT)

The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
07-13-2017

Security Type:
BND/MUNI


Issuer
New York City Transitional Finance
Authority
Building Aid Revenue Bonds

Selling
Underwriter
Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Jefferies LLC, Ramirez &
Co.,Inc., Barclays Capital Inc., BNY
Mellon Capital Markets, Citigroup Global
Markets Inc, Drexel Hamilton, LLC,
Fidelity Capital Markets, Goldman Sachs &
Co. LLC, J.P. Morgan Securities LLC,
Janney Montgomery Scott LLC, Loop Capital
Markets LLC, Morgan Stanley & Co. LLC,
Oppenheimer & Co., Raymond James &
Associates, Inc., RBC Capital Markets,
Roosevelt & Cross, Inc., Siebert Cisneros
Shank & Co. ,LLC., Stifel, Nicolaus &
Company, Inc., TD Securities (USA) LLC,
U.S. Bancorp Investments Inc., Wells Fargo
Securities, Academy Securities, Blaylock
Van, LLC, FTN Financial Capital Markets,
Hilltop Securities Inc, PNC Capital
Markets LLC, Rice Financial Products
Company, Stern Brothers & Co., Williams
Capital Group L.P.

Transaction Details

Date of Purchase
07-13-2017


Purchase
Price/Share
(per share / %
of par)
$118.769
$117.147
$111.019
$120.699
$120.792
$119.241
$105.651



Total
Commission,
Spread or
Profit
0.3762834%


1.	Aggregate Principal Amount Purchased
(a+b)
$64,290,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$22,350,000

b. Other BlackRock Clients
$41,940,000

2.	Aggregate Principal Amount of
Offering
$1,007,545,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.06381


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[x] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Alisha Khan
Date:
07-18-2017

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
07-18-2017

Global Syndicate Team Member